EXHIBIT 4.1
                                                                     -----------
                      SPECIMEN CERTIFICATE OF COMMON STOCK

[CERTIFICATE  NUMBER]     [NUMBER  OF]  SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                               NES WORLDWIDE, INC.
                    TOTAL AUTHORIZED ISSUE 105,000,000 SHARES
                                 See Reverse for
                               Certain Definitions
     100,000,000  Shares  $.001  Par Value     5,000,000 Shares $.0001 Par Value
     Common  Stock     Preferred  Stock

                                    SPECIMEN
     This  is to certify that _________________________________ is the owner of
              ____________________________________________________

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                               NES WORLDWIDE, INC.
transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.